Exhibit 12

              AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)


                                                      Nine Months Ended
                                                        September 30,
                                                       2000       1999
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities of subsidiaries ..........$1,175    $1,449
  Fixed charges deducted from income
    Interest expense .................................   681       566
    Implicit interest in rents .......................    18        18

      Total fixed charges deducted from income .......   699       584

        Earnings available for fixed charges..........$1,874    $2,033

  Fixed charges per above ............................$  699     $ 584
  Dividends on preferred stock and securities ........   120       111

    Combined fixed charges and preferred
      stock dividends ................................$  819    $  695

    Ratio of earnings to fixed charges ..........       2.68      3.48

    Ratio of earnings to combined fixed charges
             and preferred stock dividends ...........  2.29      2.93

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities of subsidiaries ........$1,175    $1,449
    Corporate fixed charges deducted from income -
      corporate interest expense .....................   188       169

        Earnings available for fixed charges .........$1,363    $1,618

    Corporate fixed charges per above ................$  188    $  169
    Dividends on preferred stock and securities ......   120       111

      Combined corporate fixed charges and
        preferred stock dividends ....................$  308    $  280

           Ratio of earnings to corporate fixed
             charges .................................  7.26      9.55

           Ratio of earnings to combined corporate
             fixed charges and preferred
             stock dividends .........................  4.43      5.78



                                                      Exhibit 12
                                                     (continued)

                  AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                      Nine Months Ended
                                                         September 30,
                                                         2000     1999
American General Finance, Inc.:
  Income before income tax expense .................... $ 233    $ 252
  Fixed charges deducted from income
    Interest expense ..................................   514      420
    Implicit interest in rents ........................    12       11

      Total fixed charges deducted from income.........   526      431

        Earnings available for fixed charges .......... $ 759    $ 683

            Ratio of earnings to fixed charges ........  1.44     1.58






                                                      Exhibit 12
                                                     (continued)
              AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)


                                                         Quarter Ended
                                                         September 30,
                                                        2000      1999
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities of subsidiaries ..........  $533      $488
  Fixed charges deducted from income
    Interest expense .................................   238       195
    Implicit interest in rents .......................     6         6

      Total fixed charges deducted from income .......   244       201

        Earnings available for fixed charges..........  $777      $689

  Fixed charges per above ............................  $244      $201
  Dividends on preferred stock and securities ........    41        38

    Combined fixed charges and preferred
      stock dividends ................................  $285      $239

    Ratio of earnings to fixed charges ..........       3.20      3.43

    Ratio of earnings to combined fixed charges
             and preferred stock dividends ...........  2.74      2.89

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities of subsidiaries ........  $533      $488
    Corporate fixed charges deducted from income -
      corporate interest expense .....................    64        58

        Earnings available for fixed charges .........  $597      $546

    Corporate fixed charges per above ................  $ 64      $ 58
    Dividends on preferred stock and securities ......    41        38

      Combined corporate fixed charges and
        preferred stock dividends ....................  $105      $ 96

           Ratio of earnings to corporate fixed
             charges .................................  9.39      9.36

           Ratio of earnings to combined corporate
             fixed charges and preferred
             stock dividends .........................  5.73      5.69



                                                      Exhibit 12
                                                     (continued)
                  AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                         Quarter Ended
                                                         September 30,
                                                         2000     1999
American General Finance, Inc.:
  Income before income tax expense ....................  $ 96     $ 86
  Fixed charges deducted from income
    Interest expense ..................................   181      144
    Implicit interest in rents ........................     4        4

      Total fixed charges deducted from income.........   185      148

        Earnings available for fixed charges ..........  $281     $234

            Ratio of earnings to fixed charges ........  1.52     1.58